 EXHIBIT 99.3 SUBSCRIPTION AGREEMENT

SUPREME HOSPITALITY

SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Preferred Shares, by the delivery of a check payable to SUPREME HOSPITALITY, hereby subscribes for the purchase of the number of Preferred Shares indicated below of SUPREME HOSPITALITY, at a purchase of $6.30 per Share as set forth in the Prospectus.

Following is a brief summary of this offering:

PREFERRED SHARES

Securities being offered            Up  to  1,000,000   shares  of   convertible
                                    preferred    stock,   par   value   $0.0001
 Convertible                        The preferred shares are convertible one (1)
                                    preferred  share for three (3) common shares
                                    any time after twelve months of purchase and
                                    automatically   on  its  thirty-  six  month
                                    anniversary.
Offering price per share            $6.30
Offering period                     The  shares are being  offered  for a period
                                    not to exceed two years.
Use of proceeds                     We will use the  proceeds to  purchase  auto
                                    loan  accounts  for  collection  and working
                                    capital.

There is no  minimum  number of shares  that we have to sell.  There  will be no escrow account. All money received from the offering will be immediately used by us and there  will be no  refunds.  The  minimum  number of shares  that you can purchase is 1,000.

By payment,  the named Investor further  acknowledges  receipt of the Prospectus and the Subscription Agreement,  the terms of which govern the investment in the
Preferred Shares being subscribed for hereby.

A.   INVESTMENT:

                    (1)Number of Shares _______________________________________
                    (The  minimum  number of  shares  that you can  purchase  is
                     1,000.)

                    (2) Total Contribution ($1.64/Share) $_____________________

                    (3) Date of Investor's check ______________________________

B.   REGISTRATION:

                    (1) Registered owner:  ____________________________________

                    (2) Co-Owner: _____________________________________________

                    (3) Mailing address: ______________________________________

                    City, State & zip:  _______________________________________

                    (4) Residence Address (if different from above):
                    Address: __________________________________________________

                    City, State & zip: ________________________________________

                    (5) Birth Date:      ______/______/______

                    (6) Employee or Affiliate: Yes ______ No ______

                    (7) Social Security: #: ______/______/______

                    (8) U.S. Citizen [ ]          Other [ ]

                    (9) Co-Owner Social Security #: ______/______/______

                    (10) Co-Owner U.S. Citizen [ ]          Other [ ]

                    (11) Corporate or Custodial: Taxpayer ID #: ______/______/______

                    (12) U.S. Citizen [ ]          Other [ ]

                    (13) Telephone (H) (________________)______________________

C.   OWNERSHIP:

                    [ ] Individual Ownership           [ ] IRA or Keogh

                    [ ] Joint Tenants with Rights of Survivorship

                    [ ] Trust/Date Trust Established_______________

                    [ ] Pension/Trust (S.E.P.)

                    [ ] Tenants in Preferred         [ ] Tenants by the Entirety

                    [ ] Corporate Ownership          [ ] Partnership

                    [ ] Other _________________________________________________

D.   SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the prospectus.

Registered Owner:  ________________________________________

Co-Owner:          ________________________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature:  ____________________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

SUPREME HOSPITALITY

C/O MR. Larry W. Lang

41919 Skywood Drive

Temecula, California  92591

(909) 506-3435

 ................................................................................
FOR OFFICE USE ONLY:

Date Received:  _________________________________________________

Date Accepted/Rejected:  ________________________________________

Subscriber's Check Amount:  _____________________________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

_________________________________________________________________

_________________________________________________________________

No dealer, salesperson or any other person is authorized to give any information or to make any  representations in connection with this prospectus and, if given or made, such information or  representations  must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation  of an offer to buy any security other than the securities  offered by this  prospectus,  or an offer to sell or solicitation of an offer to buy any securities by anyone in any  jurisdiction in which such offer or solicitation is not authorized or is unlawful.  The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.
SUPREME HOSPITALITY 1,000,000 SHARES PREFERREDSTOCK $6.30 PER SHARE
                                   PROSPECTUS

                               SUPREME HOSPITALITY

         41919 Skywood Drive, Temecula, California 92591 (909) 506-3435

Effective date _____________________
Prospectus # _______________________